                                                                    EXHIBIT 99.1

                              ALLUME SYSTEMS, INC.

                    REPORT ON AUDITS OF FINANCIAL STATEMENTS

For the year ended June 30, 2005 and the periods from July 1, 2003 through April 18, 2004 and from April 19, 2004 through June 30, 2005.

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
Report of Independent Registered Public Accounting Firm                                          1

Balance Sheets at June 30, 2005 and 2004                                                         2

Statements of Operations for the year ended June 30, 2005 and for the periods April 19,
2004 to June 30, 2004 and July 1, 2003 to April 18, 2004                                         3

Statements of Shareholders' Equity for the year ended June 30, 2005 and for the periods
April 19, 2004 to June 30, 2004 and July 1, 2003 to April 18, 2004                               4

Statements of Cash Flows for the year ended June 30, 2005 and for the periods April 19,
2004 to June 30, 2004 and July 1, 2003 to April 18, 2004                                         5

 Notes to Financial Statements                                                                6-16

                                   [BPM LOGO]

                            BURR, PILGER & MAYER LLP
                           Accountants and Consultants

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Allume Systems, Inc.

We have audited the accompanying balance sheets of Allume Systems Inc. as of June 30, 2005 and 2004, and the related statements of operations, shareholders' equity, and cash flows for the year ended June 30, 2005 and for the periods from July 1, 2003 through April 18, 2004 and from April 19, 2004 through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allume Systems, Inc. as of June 30, 2005 and 2004, and the results of its operations and its cash flows for the year ended June 30, 2005 and for the periods from July 1, 2004 through April 18, 2004 and from April 19, 2004 through June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, "Basis of Presentation", on April 18, 2004 ("the acquisition date") all of the outstanding stock of Allume Systems, Inc. was acquired by International Microcomputer Software, Inc. The accounts of Allume Systems, Inc. were adjusted as of the acquisition date using the push down basis of accounting to recognize the allocation of the consideration paid for the common stock to the respective net assets acquired.

/s/ Burr, Pilger & Mayer LLP
----------------------------
Burr, Pilger & Mayer LLP
San Francisco, California
August 29, 2005

600 CALIFORNIA STREET, SUITE 1300 - SAN FRANCISCO, CA 94108 - TEL: 415 421-5757
--------------------------------------------------------------------------------
                      - FAX: 415 288-6288 - WWW.BPMLLP.COM
--------------------------------------------------------------------------------

                  MEMBER OF CPA ASSOCIATES INTERNATIONAL, INC.

                              ALLUME SYSTEMS, INC.
                                 BALANCE SHEETS
                  (Amounts in thousands, except share amounts)

                                                                    JUNE 30,
                                                               -----------------
                                                                 2005     2004
                                                               -------   -------
ASSETS
Current assets:
Cash and cash equivalents                                      $    46   $   472
Receivables, less allowances for doubtful accounts,
discounts and returns of $280 and $114                             856       950
Inventories, net of reserves for obsolescence of $163 and $0       310       539
Note receivable                                                      6         -
Other current assets                                               245       132
Deferred tax assets                                                378       692
                                                               -------   -------
TOTAL CURRENT ASSETS                                             1,841     2,785

                                                               -------   -------
PROPERTY AND EQUIPMENT, NET                                        209       217
                                                               -------   -------
Intangible assets:
Capitalized software, net                                        1,921     1,933
Domain names, net                                                  161       182
Distribution rights, net                                           322       389
Capitalized customer lists, net                                    480       605
Trademarks                                                         821       821
Goodwill                                                         6,810     6,810
                                                               -------   -------
TOTAL INTANGIBLE ASSETS                                         10,515    10,740
                                                               -------   -------
Other assets:
   Prepaid expenses                                                 43        99
                                                               -------   -------
TOTAL OTHER ASSETS                                                  43        99

                                                               -------   -------
TOTAL ASSETS                                                   $12,608   $13,841
                                                               =======   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt                              $    68   $   182
Trade accounts payable                                             569       956
Accrued and other liabilities                                      373       392
                                                               -------   -------
TOTAL CURRENT LIABILITIES                                        1,010     1,530

Long-term debt                                                      27         -
Due to parent                                                        -       464
Deferred tax liabilities                                         1,104     1,376

                                                               -------   -------
TOTAL LIABILITIES                                                2,141     3,370
                                                               -------   -------
SHAREHOLDERS' EQUITY:
Common stock, $.01 par value; 20,000,000 authorized;
4,709,086 issued and outstanding                                    47        47
Additional paid-in capital                                      10,129    10,361
Retained earnings                                                  291        63
                                                               -------   -------
TOTAL SHAREHOLDERS' EQUITY                                      10,467    10,471

                                                               -------   -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $12,608   $13,841
                                                               =======   =======

    The accompanying notes are an integral part of these financial statements

                              ALLUME SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS
                             (Amounts in thousands)

                                              APRIL 19, 2004   JULY 1, 2003
                                YEAR ENDED     THROUGH JUNE    THROUGH APRIL
                              JUNE 30, 2005     30, 2004         18, 2004
                              -------------   --------------   -------------
Net revenues                    $   9,489         $ 1,968         $ 7,091
Product costs                       1,904             488             929
                                ---------         -------         -------
GROSS MARGIN                        7,585           1,480           6,162
                                ---------         -------         -------
Costs and expenses:
Sales and marketing                 3,658             763           2,919
General and administrative          1,106             233           1,022
Research and development            2,459             480           1,772
                                ---------         -------         -------
TOTAL OPERATING EXPENSES            7,223           1,476           5,713
                                ---------         -------         -------

OPERATING INCOME                      362               4             449

Interest and other, net                12              14              26
                                ---------         -------         -------

INCOME BEFORE INCOME TAX              374              18             475

Income tax expense (benefit)          146             (45)              -

                                ---------         -------         -------
NET INCOME                      $     228         $    63         $   475
                                =========         =======         =======

    The accompanying notes are an integral part of these financial statements

                              ALLUME SYSTEMS, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED JUNE 30, 2005, AND
         FOR THE PERIODS FROM APRIL 19, 2004 THROUGH JUNE 30, 2004, AND
                    FROM JULY 1, 2003 THROUGH APRIL 18, 2004
                  (Amounts in thousands, except share amounts)

                                                        COMMON STOCK
                                                      ------------------     ADDITIONAL     RETAINED
                                                       SHARES     AMOUNT  PAID-IN CAPITAL   EARNINGS     TOTAL
                                                      ---------   ------  ---------------   --------   ---------
BALANCE AT JULY 1, 2003                               4,709,086   $   47   $        782     $    398   $   1,227

Net distribution to parent                                                         (432)                    (432)
Net income from July 1, 2003 through April 18, 2004                                              475         475
Effect of push down basis of accounting                                          10,011         (873)      9,138
                                                      ---------   ------   ------------     --------   ---------
BALANCE AT APRIL 18, 2004                             4,709,086       47         10,361            -      10,408

Net income from April 19, 2004 through June 30, 2004                                              63          63
                                                      ---------   ------   ------------     --------   ---------
BALANCE AT JUNE 30, 2004                              4,709,086       47         10,361           63      10,471

Net distribution to parent                                                         (232)                    (232)
Net income for the year ended June 30, 2005                                                      228         228
                                                      ---------   ------   ------------     --------   ---------
BALANCE AT JUNE 30, 2005                              4,709,086   $   47   $     10,129     $    291   $  10,467
                                                      =========   ======   ============     ========   =========

    The accompanying notes are an integral part of these financial statements

                              ALLUME SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                                                            APRIL 19, 2004   JULY 1, 2003
                                                              YEAR ENDED     THROUGH JUNE    THROUGH APRIL
                                                            JUNE 30, 2005     30, 2004         18, 2004
                                                            -------------   --------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                  $         228       $    63       $       475
Adjustments to reconcile net income to
net cash generated by operating activities:
   Depreciation and amortization                                      746           116               299
   Allowance for doubtful accounts                                      6             -                 -
   Reserve for returns                                                106             7                16
   Receivables reserve - other                                         54             -                 -
   Reserve for obsolescence                                           163             -                 -
Changes in assets and liabilities:
         Receivables                                                  (72)         (206)              300
         Inventories                                                   66          (234)              (68)
         Note receivable                                               (6)            -                 -
         Prepaid expenses and other assets                            (57)           10                75
         Trade accounts payable                                      (387)          669              (173)
         Accrued and other liabilities                                (19)           11                64
         Due to parent                                               (696)         (196)             (724)
         Deferred tax asset/liability                                  42           (46)              730
                                                            -------------       -------       -----------
NET CASH GENERATED BY OPERATING ACTIVITIES                            174           194               994
                                                            -------------       -------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchases of property and equipment                          (55)           (7)              (55)
         Purchase of capitalized software                            (253)            -               (50)
                                                            -------------       -------       -----------
NET CASH USED IN INVESTING ACTIVITIES                                (308)           (7)             (105)
                                                            -------------       -------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from borrowings                                           140             -                 -
   Repayment of debt                                                 (432)         (327)              (23)
   Net distribution to parent                                           -             -              (432)
                                                            -------------       -------       -----------
NET CASH USED IN FINANCING ACTIVITIES                                (292)         (327)             (455)
                                                            -------------       -------       -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 (426)         (140)              434
Cash and cash equivalents at beginning of period                      472           612               178
                                                            -------------       -------       -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                  $          46       $   472       $       612
                                                            =============       =======       ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
      Interest paid                                         $           -       $     -       $        14

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES
      Effect of push down basis of accounting               $           -       $     -       $     9,138
      Intangible assets acquired through notes payable      $         205       $     -       $         -

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
      Net distribution to parent                            $         232       $     -       $         -

    The accompanying notes are an integral part of these financial statements

                              ALLUME SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Organization

Allume Systems, Inc. ("Allume" or the "Company") develops, publishes, and distributes computer software for the Macintosh, Windows, Solaris, and Linux software markets. Products are marketed through independent distributors in the United States and Canada, through resellers and mail order companies in other countries, directly to corporate accounts under site licensing agreements, and directly to end-users through direct marketing and the Internet.

            Basis of presentation

International Microcomputer Software, Inc. ("IMSI") completed the acquisition of all the outstanding stock of Allume (formerly Aladdin Systems, Inc. ("Aladdin")) on April 18, 2004. In connection with this acquisition, the accounts of the Company have been adjusted using the push down basis of accounting to recognize the allocation of the consideration paid for the common stock to the respective net assets acquired. In accordance with the push down basis of accounting, the Company's net assets were adjusted to their fair values as of the date of the acquisition which resulted in 1) an increase in goodwill and identifiable intangible assets, 2) an increase in deferred taxes, and 3) an increase in the equity section from these adjustments. As of June 30, 2005 and 2004, the Company was a 100% owned subsidiary of IMSI. The financial statements present the stand-alone statements of the Company and accordingly may not be indicative of the financial condition and results of operations had the Company operated independent of IMSI. Corporate expenses were allocated amongst IMSI and its subsidiaries based on resource allocations.

IMSI purchased the Company for a combination of cash, stock and notes from its parent company, Aladdin Systems Holdings, Inc. ("Holdings") and subsequently changed the Company's name to Allume Systems, Inc.

            Revenue recognition

Revenues and accounts receivable are principally derived from:

      -     Distributors and resellers of the Company's products

      -     The Company's websites

      -     Third party products

      -     Licensing contracts

Sales to distributors and resellers are subject to agreements permitting rights of return for stock balancing. These revenues are recognized net of reserves for returns and rebates. Return reserves are based on actual inventory held by distributors or resellers that is in excess of levels appropriate for that channel and is likely to be returned. Based on estimated release dates for the next versions, the Company monitors the channel inventory and only ships product when the sell through to the customer will be probable. The Company recognizes revenue, net of estimated returns and rebates, upon shipment of the product, when no significant obligations remain and collectibility is probable. Revenues from internet sales are recognized when the software is downloaded or shipped to the customer. Revenues from third party products make up a portion of internet sales and the Company recognizes as revenue the net fee the Company collects for facilitating the sale. Licensing fees are recognized upon delivery of the software or when the customer has committed to renew their annual fee, as the Company is not obligated to provide any other deliverables in connection with these licenses.

                              ALLUME SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

            Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

            Cash and cash equivalents

We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. We did not have any cash held in foreign financial institutions as of June 30, 2005 and 2004.

            Accounts receivable

The majority of the Company's accounts receivable is due from domestic and international distributors and from Digital River, the Company's Website partner. All customer orders that are placed directly on the Website are processed by Digital River. Digital River collects these revenues and forwards the funds, less appropriate fees, twice per month to the Company. Credit is extended based on evaluation of the customers' financial condition and collateral is not required. The Company maintains allowances for estimated product returns resulting from new version releases. Management regularly evaluates the allowance for returns account. As of June 30, 2005 the Company recorded an allowance for doubtful accounts of $6,000. Based on historical write-off experience prior to that date, the Company did not maintain an allowance for doubtful accounts. Therefore, the allowance listed on the balance sheet for periods other than June 30, 2005 is only for expected returns of software. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, an additional allowance for doubtful accounts would be required.

            Capitalized software

The Company's research and development costs related to new versions of existing products are charged to operations when incurred.

Costs incurred in the initial design phase of new software products are expensed as incurred as research and development. Once the point of technological feasibility is reached, direct production costs are capitalized. The Company ceases capitalizing computer software costs when the product is available for general release to customers. Costs associated with acquired completed software are capitalized.

The Company amortizes capitalized software development costs on a product-by-product basis. The amortization charged to operations in each period for each product is the greater of the amount computed using (a) the ratio of current gross revenues to the total of current and anticipated future gross revenues for the product or (b) 60 months. In addition, the Company evaluates the net realizable value of each software product at each balance sheet date and records write-downs to net realizable value for any products for which the carrying value is in excess of the estimated net realizable value.

            Domain names

Domain names represent internet addresses, which are registered by the Company for its exclusive use. These domain names are used in Uniform Resource Locators
(URLs), which users type into their Internet browsers to view proprietary web sites. Domain names are being amortized over a period of 60 months.

                              ALLUME SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

            Distribution rights

Distribution rights are being amortized over a period of 72 months.

            Capitalized customer lists

Customer lists are being amortized over a period of 60 months.

            Trademarks

Trademarks have indefinite lives and therefore are not being amortized.

            Goodwill

In accordance with SFAS No. 142, Goodwill and Intangible Assets, goodwill is being assessed for impairment annually or more frequently if circumstances indicate impairment. We have not recognized any impairment related to goodwill during the twelve months ended June 30, 2005 and during the periods July 1, 2003 to April 18, 2004 and April 19, 2004 to June 30, 2004.

            Inventories

The Company's inventories are valued at the lower of cost or market and are accounted for on the first-in, first-out basis. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.

            Property and equipment

The Company's property and equipment are stated at cost. Capital leases are recorded at the present value of the minimum lease payments at the date of acquisition. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets or lease term, whichever is shorter.

            Advertising

The Company expenses advertising costs as they are incurred. Advertising and related promotion expenses for the twelve months ended June 30, 2005 and during the periods July 1, 2003 to April 18, 2004 and April 19, 2004 to June 30, 2004 were $587,000, $651,000 and $155,000, respectively.

In conjunction with the acquisition of DevDepot, the Company acquired the rights to one two-page spread advertisement and one full page advertisement (non premium space) in each issue of Mac Tech published during the three (3) year period following the Closing. $155,000 of the DevDepot purchase price was allocated to the prepaid advertising asset and is amortized at $4,300 a month for three years.

            Income taxes

Income taxes are computed using the asset and liability method. Deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

            Fair value of financial instruments

The fair value of cash and cash equivalents, trade receivables, trade payables and debt approximates carrying value due to the short maturity of such instruments.

                              ALLUME SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

            Stock-based compensation

The Company accounts for stock-based awards to employees using the intrinsic value method described in Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees" and its related interpretations. Accordingly, no compensation expense has been recognized in the accompanying financial statements for stock-based awards to employees when the exercise price of the award is equal to or greater than the quoted market price of the stock on the date of the grant.

SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" require disclosures as if the Company had applied the fair value method to employee awards rather than the intrinsic value method. The fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's fair value calculations for awards from stock option plans were made using the Black-Scholes option pricing model with the following weighted average assumptions for the year ended June 30, 2005 and the periods ended June 30, 2004 and April 18, 2004: expected term, ten years from the date of grants; stock price volatility of 62.83%, 63.31% and 99.87%, respectively; risk free interest rate of 4.31%, 4.62% and 4.1%, respectively; and no dividends during the expected term. If the computed fair values of the stock-based awards had been amortized to expense over the vesting period of the awards, net income would have been as follows:

                                                                         April 19, 2004     July 1, 2003
                                                         Year Ended       through June    through April 18,
                                                        June 30, 2005      30, 2004             2004
                                                        -------------    --------------   -----------------
Net income, as reported                                 $     228,000    $       63,000   $         475,000
Add: intrinsic compensation charge recorded under APB
25, net of tax                                                      -                 -                   -
Deduct: pro forma compensation charge under SFAS 123,
net of tax                                                   (130,000)         (128,000)           (103,000)
Pro forma net income (loss)                             $      98,000    $      (65,000)  $         372,000

NOTE 2 - PRODUCT LINE ACQUISITION

On May 11, 2004 we entered into an asset purchase agreement with DevDepot, LLC, whereby we acquired certain assets of DevDepot. The assets included inventories, customers' profiles, rights to all contracts and license agreements in addition to certain interests in intellectual properties related to the business. The consideration for the acquisition was paid in a combination of cash in the amount of $525,000 and 112,000 unregistered common shares valued at $128,996 based on the three-day average of IMSI common stock before the closing date. A portion of the stock tendered as part of the acquisition was subject to an escrow period.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of:

                              ALLUME SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                                   As of June 30,
                                 Useful Lives  ----------------------
                                   (years)       2005         2004
                                               ---------   ----------
Computer equipment                   5         $ 197,000   $  143,000
Office equipment                     5            29,000       29,000
Furniture and fixtures               5            44,000       44,000
Building improvements                5             1,000            -
Displays                             5            18,000       18,000
                                               ---------   ----------
                                                 289,000      234,000
Less accumulated depreciation                    (80,000)     (17,000)
                                               ---------   ----------
                                               $ 209,000   $  217,000
                                               =========   ==========

Depreciation expenses were $63,000, $74,000 and $17,000 for the twelve months ended June 30, 2005 and the periods July 1, 2003 to April 18, 2004 and April 19, 2004 to June 30, 2004 respectively.

NOTE 4 - SOFTWARE DEVELOPMENT COSTS AND LICENSE FEES

Capitalized software development costs and license fees consist of the following:

                                                           As of June 30,
                                                     -------------------------
                                                        2005          2004
                                                     -----------   -----------
Acquired cost                                        $ 2,441,000   $ 2,000,000
Accumulated amortization                                (520,000)      (67,000)
                                                     -----------   -----------
Capitalized software and license fees, net           $ 1,921,000   $ 1,933,000
                                                     ===========   ===========

NOTE 5 - DOMAIN NAMES

Capitalized domain names consist of the following:

                                     As of June 30,
                                 ---------------------
                                    2005        2004
                                 ---------   ---------
Acquired cost                    $ 201,000   $ 184,000
Accumulated amortization           (40,000)     (2,000)
                                 ---------   ---------
Capitalized domain names, net    $ 161,000   $ 182,000
                                 =========   =========

NOTE 6 - DISTRIBUTION RIGHTS

Capitalized distribution rights consist of the following:

                                          As of June 30,
                                      ---------------------
                                        2005        2004
                                      ---------   ---------
Acquired cost                         $ 400,000   $ 400,000
Accumulated amortization                (78,000)    (11,000)
                                      ---------   ---------
Capitalized distribution rights, net  $ 322,000   $ 389,000
                                      =========   =========

                              ALLUME SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 7 - CAPITALIZED CUSTOMER LISTS

Capitalized customer lists consist of the following:

                                          As of June 30,
                                      ---------------------
                                           2005    2004
                                      ---------   ---------
Acquired cost                         $ 625,000   $ 625,000
Accumulated amortization               (145,000)    (20,000)
                                      ---------   ---------
Capitalized customer lists, net       $ 480,000   $ 605,000
                                      =========   =========

NOTE 8 - TRADEMARKS

Capitalized trademarks consist of the following:

                                         As of June 30,
                                      ---------------------
                                        2005        2004
                                      ---------   ---------
Acquired cost                         $ 821,000   $ 821,000
Accumulated amortization                      -           -
                                      ---------   ---------
Capitalized trademarks, net           $ 821,000   $ 821,000
                                      =========   =========

NOTE 9 - GOODWILL

Goodwill consists of the following:

                                            As of June 30,
                                      -------------------------
                                          2005          2004
                                      -----------   -----------
Acquired cost                         $ 6,810,000   $ 6,810,000
Accumulated amortization                        -             -
                                      -----------   -----------
Goodwill, net                         $ 6,810,000   $ 6,810,000
                                      -----------   -----------

NOTE 10 - AMORTIZATION EXPENSE

The following table summarizes the actual and estimated amortization expense for our intangible assets for the periods indicated:

                                         Periods:                         Year Ended June 30,
                                   July 1,   April 19,
                                   2003        2004
                                   through    through
                                  April 18,  June 30,     2005      2006      2007       2008        2009       2010
                                   2004        2004      Actual   Estimate  Estimate   Estimate    Estimate  Estimate
                                  ---------  ---------  --------  --------  ---------  ---------  ---------  --------
Capitalized software              $ 225,000  $  67,000  $453,000  $488,000  $ 488,000  $ 488,000  $ 456,000  $      -
Capitalized domain names                  -      2,000    39,000    40,000     40,000     40,000     40,000         -
Capitalized distribution rights           -     11,000    67,000    67,000     67,000     67,000     67,000    56,000
Capitalized customer lists                -     20,000   125,000   125,000    125,000    125,000    105,000         -
                                  ---------  ---------  --------  --------  ---------  ---------  ---------  --------
Total amortization expense        $ 225,000  $ 100,000  $684,000  $720,000  $ 720,000  $ 720,000  $ 668,000  $ 56,000
                                  =========  =========  ========  ========  =========  =========  =========  ========

                              ALLUME SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

Amortization of capitalized software is included in product cost. Amortization of capitalized domain names, capitalized distribution rights, and capitalized customer lists is included in operating expenses.

NOTE 11 - LONG-TERM DEBT

Long-term debt consists of:

                                At June       At June
                                30,2005      30, 2004
                               ---------     ---------
License related payable        $  95,000     $       -
Software related payable               -       182,000
                               ---------     ---------
                                  95,000       182,000
Less current portion             (68,000)     (182,000)
                               ---------     ---------
                               $  27,000     $       -
                               ---------     ---------

License related payable is the amount to be paid to Yaakov Gringeler for a JPEG license agreement the Company acquired in November 2004. The total purchase price was $427,000 consisting of $50,000 in cash, a new $205,000 note payable and $172,000 in stock and stock options in the parent company.

Software related payable is the amount to be paid to Vcommunications, Inc. for the acquisition of Easy Uninstall, Internet Cleanup and ZipMagic products in October 2002. The total purchase price was $800,000.

Aggregate annual maturities are as follows for the years ended June 30:

2006    :    $ 68,000
2007    :    $ 27,000
----         --------
TOTAL        $ 95,000

NOTE 12 - CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable.

The Company maintains cash at one financial institution in excess of the FDIC insured limit of $100,000. At June 30, 2005 and 2004, the Company's uninsured cash balance was approximately $40,000 and $370,000, respectively.

The Company has one major customer that accounted for $2,127,000 or 22% of revenues, $1,721,000 or 24% of revenues and $429,000 or 22% of revenues for the twelve months ended June 30, 2005 and during the periods July 1, 2003 to April 18, 2004 and April 19, 2004 to June 30, 2004, respectively. The accounts receivable balance of the same customer represented 55% of total accounts receivable as of June 30, 2005 and 72% as of June 30, 2004.

                              ALLUME SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 13 - RETIREMENT PLAN

The employees of the Company participate in a 401(k) retirement plan at the parent company level. The plan allows eligible employees to contribute up to 15% of their compensation to the plan or the annual maximum as defined by the Internal Revenue Service. At the discretion of the board of directors, IMSI may also make contributions each year for the benefit of all eligible employees under the plan. Discretionary contributions for the twelve months ended June 30, 2005 was $40,000. There was no discretionary contribution for the periods July 1, 2003 to April 18, 2004 and April 19, 2004 to June 30, 2004.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

            Leases

The Company conducts the majority of its operations from one facility in Watsonville, CA that is leased under an operating lease. Rent expense was $320,000, $228,000 and $56,000 for the twelve months ended June 30, 2005 and during the periods July 1, 2003 to April 18, 2004 and April 19, 2004 to June 30, 2004, respectively.

In June 2005, the Company signed a Surrender of Lease for the current facility location in Watsonville and concurrently entered into a new operating lease to move to a different location as of October 2005. This new lease commences on October 1, 2005 and expires September 30, 2010. Under the terms of the lease surrender, IMSI is to assume all obligations arising from the old lease.

The Company also has an operating lease with Inter-tel for a phone system that was purchased in October 2004.

Future minimum commitments under operating leases are as follows:

                                 Operating Leases
                                 ----------------
Year ending June 30,

2006                                $ 167,000
2007                                  171,000
2008                                  165,000
2009                                  160,000
2010                                  128,000
Thereafter                             36,000
                                    ---------
Total minimum lease payments        $ 827,000
                                    =========

The company is responsible for its pro-rata share of building maintenance and utilities.

                              ALLUME SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 15 - SHAREHOLDERS' EQUITY

     Stock options

The Aladdin Systems Holdings, Inc. 1999 Stock Option Plan allows for the issuance of incentive stock options and non-qualified stock options to purchase shares of the Company's common stock. Under the option plan, incentive stock options may be granted to employees, directors, and officers of the Company and non-qualified stock options may be granted to consultants, employees, directors, and officers of the Company. Options granted under the option plan are for periods not to exceed ten years, and must be issued at prices not less than 100% of the fair market value of the stock on the date of grant. Options granted to shareholders who own greater than 10% of the outstanding stock are for periods not to exceed five years and must be issued at prices not less than 110% of the fair market value of the stock on the date of grant. Options granted under the option plan generally vest within four years. As of April 18, 2005 all of the options held by employees of Allume Systems, Inc. were converted to stock options of IMSI.

During the year ended June 30, 2004, IMSI adopted a new stock option plan "The 2004 Incentive Stock Option Plan" (the "2004 Plan"). The purpose of the 2004 Plan was to further the growth and general prosperity of IMSI by enabling our employees to acquire common shares, increasing their personal involvement in the Company and thereby enabling IMSI to attract and retain those employees.

The 2004 Plan provides for the granting of options to purchase up to an aggregate of 3,000,000 common shares to employees, directors and other service providers of IMSI. Any options that expire prior to exercise will become available for new grants from the "pool" of ungranted options. Options that are granted under the 2004 Plan may be either options that qualify as incentive stock options under the Internal Revenue Code ("Incentive Options"), or those that do not qualify as such incentive stock options ("Non-Incentive Options").

The 2004 Incentive Options may not be granted at a purchase price less than the fair market value of the Common Shares on the date of the grant (or, for an option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value) and Non-Incentive Options may not be granted at a purchase price less than 85% of fair market value on the date of grant.

The term of each option, under the 2004 plan, which is fixed at the date of grant, may not exceed ten years from the date the option is granted (by law, an Incentive Option granted to a person holding more than 10% of the company's voting stock may be exercisable only for five years). Options vest and become exercisable in accordance with a schedule to be fixed by the Compensation Committee.

Option activity under the 2004 and 1999 plan is as follows:

                                                      Number of     Weighted Average
                                                        Shares       Exercise Price
                                                      ----------    ----------------
Outstanding, July 1, 2003                              1,911,824       $   0.56
Granted (weighted average fair value of $ 0.23)           78,360           0.23
Exercised                                                     --             --
Cancelled                                               (217,764)          1.03
                                                      ----------       --------
Outstanding, April 18, 2004                            1,772,420       $   0.59

Granted (weighted average fair value of $ 1.05)          388,100           1.40
Exercised                                                     --             --
Cancelled                                                     --             --
Converted                                             (1,143,458)          0.49
                                                      ----------       --------
Outstanding, June 30, 2004                             1,017,062       $   1.56

                              ALLUME SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

Granted (weighted average fair value of $0.75)    60,500          1.01
Exercised                                             --            --
Cancelled                                       (102,904)         1.46
                                                --------  ------------
Outstanding, June 30, 2005                       974,658  $       1.54
                                                ========  ============

Additional information regarding stock options outstanding as of June 30, 2005 is as follows:

                                    Options Outstanding                           Options Exercisable
----------------------------------------------------------------------------  ---------------------------
                                Number        Weighted Avg.   Weighted Avg.      Number    Weighted Avg.
Range of Exercise Prices      Outstanding     Remaining Life  Exercise Price  Exercisable  Exercise Price
------------------------  ------------------- --------------  --------------  -----------  --------------
         $ 0.88                  25,916             9.4           $ 0.88        12,958         $ 0.88
         $ 1.03                  13,000             9.4           $ 1.03         6,500         $ 1.03
         $ 1.16                      83             9.1           $ 1.16            21         $ 1.16
         $ 1.24                  15,500             9.6           $ 1.24         3,875         $ 1.24
         $ 1.40                 327,600             8.9           $ 1.40       109,200         $ 1.40
         $ 1.66                 592,559             8.8           $ 1.66       592,559         $ 1.66
                                -------                                        -------
                                974,658                                        725,113

NOTE 16 - INCOME TAXES

Income tax expense (benefit), for the periods indicated, consisted of:

                                                                   July 1, 2003
                     Year ended June 30,  April 19, 2004 through   through April
                            2005              June 30, 2004          18, 2004
                     -------------------  ----------------------   -------------
Current:
Federal              $           104,076  $                   --   $          --
State                                800                     800              --
                     -------------------  ----------------------   -------------
Current Sub-total:               104,876                     800              --
                     -------------------  ----------------------   -------------

Deferred:
Federal                           11,608                 (13,587)             --
State                             29,864                 (32,416)             --
                     -------------------  ----------------------   -------------
Deferred Sub-total:               41,472                 (46,003)             --
                     -------------------  ----------------------   -------------

Total                $           146,348  $              (45,203)  $          --
                     ===================  ======================   =============

Deferred tax balances consist of the following:

                           At June 30, 2005   At June 30, 2004
                           ----------------   ----------------
Deferred Tax Assets

  Research Credits                  147,443            646,683
  Other                             230,787             45,577
                           ----------------   ----------------
Total Deferred Tax Assets           378,230            692,260

Deferred Tax Liabilities

  Acquired Intangibles           (1,104,120)        (1,376,405)
                           ----------------   ----------------
Net Deferred Tax Assets:   $       (725,890)  $       (684,145)
                           ================   ================

                              ALLUME SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

The effective tax rate differs from the federal statutory rate for the year ended June 30, 2005 and the period from April 19, 2004 through June 30, 2004 as follows:

                                                              April 19, 2004
                                               Year ended    through June 30,
                                             June 30, 2005        2004
                                             -------------   -------------------
Federal tax at 34% statutory rate            $     127,271   $             6,387
State tax provision, net of federal benefit         20,238               (19,549)
Research & Development Credits                      (3,781)              (32,513)
Other                                                2,619                   472
                                             -------------   -------------------
Total income tax expense (benefit)           $     146,347   $           (45,203)
                                             =============   ===================

NOTE 17 - INTEREST AND OTHER, NET

Interest and other, net, include interest expense and other non-recurring items. The components of interest and other, net for the year ended June 30, 2005 and the periods from April 19, 2004 through June 30, 2004 and from July 1, 2003 through April 18, 2004 are as follows:

                         Year ended June 30,  April 19, 2004 through   July 1, 2003 through
                                2005               June 30, 2004          April 18, 2004
                         -------------------  ----------------------  ---------------------
Interest (expense)       $                 -  $                    -  $             (14,000)
Other income                          12,000                  14,000                 40,000
                         -------------------  ----------------------  ---------------------
Interest and other, net  $            12,000  $               14,000  $              26,000
                         ===================  ======================  =====================

NOTE 18 - SUBSEQUENT EVENT

On July 1, 2005, International Microcomputer Software, Inc. sold 100% of the issued and outstanding capital stock of the Company to Smith Micro Software, Inc. for $11 million cash and 397,547 unregistered shares of its common stock, having a market value, based on a ten day trading average ending June 29, 2005, of $1,750,000. A portion of the purchase price, including $1,250,000 cash and shares of common stock having a market value of $750,000 is deposited in an indemnity escrow to secure certain representations and warranties included in the Stock Purchase Agreement.